EXHIBIT 99.1

                                 PRESS RELEASE OF REGISTRANT DATED JUNE 18, 2003
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                     LIGHTPATH TECHNOLOGIES, INC. ANNOUNCES
                  NON-RENEWAL OF CURRENT CFO AND CTO EMPLOYMENT
                    AGREEMENTS AND APPOINTMENT OF SUCCESSORS
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                              FOR IMMEDIATE RELEASE

(JUNE 18, 2003) ORLANDO, FL. LightPath Technologies, Inc. (NASDAQ: LPTH), a manufacturer and integrator of families of precision molded aspheric optics, GRADIUM(R)glass products, high performance fiber-optic collimators, isolators and advanced manufacturing technologies, today announced that it recently received notice from its current Chief Financial Officer, Todd Childress, and its current Chief Technology Officer and Senior Vice-President, Jean-Luc Nogues, stating that they do not intend to renew their employment agreements with the Company which will expire on September 20, 2003. Both Mr. Childress and Mr. Nogues were previously officers of Geltech, Inc., which was acquired by LightPath effective September 20, 2000, at which time the 3-year employment agreements of Mr. Childress and Mr. Nogues were executed. Mr. Childress and Mr. Nogues each provided the Company with a ninety day notice of such election, in accordance with the terms of their agreements. Mr. Childress has cited personal reasons for electing not to renew his employment agreement while Mr. Nogues has expressed a desire to pursue other interests.

     The Company is pleased to announce that Dr. Bruce Bernacki will succeed Mr. Nogues as Chief Technology Officer upon expiration of Mr. Nogues employment. Dr. Bernacki presently serves as the Company's Vice President of Research and Development and has been with the Company for three years. Prior to LightPath, Dr. Bernacki worked in the optics industry for 18 years holding positions in both commercial and research institutions. His experience includes development positions in optical data storage for both magneto-optical and phase change media at Pinnacle Micro and Iomega Corporations, and research and development positions with Oak Ridge National Laboratory and the U.S. Air Force. Dr. Bernacki is the inventor or co-inventor of five U.S. Patents and holds a Ph.D. and M.S. degree in Optical Sciences, as well as a B.S. in Electrical
Engineering, all from the University of Arizona. Donna Bogue who previously served as LightPath's Chief Financial Officer for almost 7 years, has agreed to come back to the Company in order to assist with a smooth transition during the search for a permanent replacement CFO.

     Both Mr. Nogues and Mr. Childress will continue to fulfill all duties and obligations associated with their respective positions, and will assist with the transition of their offices to Mr. Bernacki and Ms. Bogue throughout their remainder of employment. The Company will begin a search for a new Chief Financial Officer.

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM(R) glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher level assemblies and packing solutions. The Company has 52 U.S. patents, plus 6 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 33 patents with 17 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

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Contacts:      Ken Brizel, President & CEO of LightPath
               LightPath Technologies, Inc. (407) 382-4003
               Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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